Exhibit 99.1

FOR IMMEDIATE RELEASE
August 3, 2017

Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Elinore White
1-973-443-2835 (o)
elinore.y.white@zoetis.com

Zoetis Appoints Dr. Linda Rhodes to Board of Directors

PARSIPPANY, N.J. – August 3, 2017 - Zoetis Inc. (NYSE: ZTS) today announced the appointment of Dr. Linda Rhodes, an accomplished scientist, academic, veterinarian and business leader in animal health, to its Board of Directors. Her appointment is effective at the close of business today, and she will serve on the Quality and Innovation Committee of the Board.

“I am very pleased to welcome Dr. Rhodes to the Zoetis Board of Directors,” said Zoetis Chief Executive Officer Juan Ramón Alaix. “As an experienced veterinarian, highly respected researcher and proven executive in the animal health industry, Dr. Rhodes brings a unique combination of skills and perspectives to our Board. Her experience and insights will be valuable as Zoetis navigates the changing landscape and new technologies we need to ensure our continued growth as the world leader in animal health.”

Dr. Rhodes has extensive experience as a research scientist, academic, veterinary practitioner and business leader, spanning nearly 30 years across the animal health industry. Dr. Rhodes most recently served as the Chief Scientific Officer of Aratana Therapeutics, a publicly traded animal health company, from 2012 to 2016, and she had also served as Chief Executive Officer of Aratana from 2011 to 2012. She is a founder of AlcheraBio, LLC, a veterinary contract research organization, and held research and development positions at Merial, Merck & Company, and Sterling-Winthrop Drug Company. Dr. Rhodes also held several teaching positions and worked as a bovine veterinarian in private practice for many years.

Dr. Rhodes earned her Ph.D. in Physiology from Cornell University and her V.M.D. from the University of Pennsylvania. She is currently an adjunct professor for the Graduate School of Animal Science at Rutgers University and a member of the Board of Directors of ImmuCell Corporation, a publicly traded animal health company.

About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products, genetic tests, biodevices and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2016, the company generated annual revenue of $4.9 billion with approximately 9,000 employees. For more information, visit www.zoetis.com.

DISCLOSURE NOTICES

Forward-Looking Statements:  This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

# # #